Exhibit 99.1

FOR IMMEDIATE RELEASE

Procera Networks Announces Fourth Quarter and Fiscal Year 2009 Results

LOS GATOS, Calif., March 11, 2010 – Procera Networks Inc. (NYSE Amex: PKT), a developer of Evolved Deep Packet Inspection (DPI) solutions providing traffic awareness, control and protection for complex networks, today reported financial results for its fourth quarter and fiscal year ended December 31, 2009.

Q4’09 Key Highlights:
•	Record revenue of $9.4 million; increased 108% year-over-year and 104% sequentially
•	Seventh consecutive quarter of year-over-year revenue growth
•	Achieved profitability for the first time in Company’s history
•	Closed two new major carrier contracts

FY‘09 Key Highlights:
•	Grew full year revenue by 75% year over year to $20.1 million
•	Announced one of the largest DPI installations industry wide with a Tier 1 service provider for $10 million
•	Added over 160 new customers, including 6 new Tier 1 Service Providers
•	Selected by over 100 universities in 2009

“Fiscal year 2009 was a transformational year for Procera Networks as we established ourselves as a credible Tier 1 supplier,” said James Brear, president and CEO of Procera. “Our record revenue for the year was driven by the increasing demand for our PacketLogic systems, while our disciplined approach to expense management allowed us to achieve profitability for the first time in Company history.  As we enter 2010, we believe the momentum we are experiencing with Tier 1 service providers will lead to another year of revenue growth.”

Total revenue for the fourth quarter of 2009 was $9.4 million, an increase of 108% from $4.5 million in the fourth quarter of 2008.  For the fiscal year 2009, total revenue was $20.1 million, an increase of 75% from $11.5 million in fiscal year 2008.

The GAAP net income for the fourth quarter of 2009 was $877,000, or a net income of $0.01 per diluted share. This compares to a GAAP net loss of $2.7 million, or a net loss of $0.03 per diluted share, in the fourth quarter of 2008.  The GAAP net loss for fiscal year 2009 was $7.4 million, or a net loss of $0.08 per diluted share.  This compares to a GAAP net loss of $13.9 million, or a net loss of $0.18 per diluted share, in fiscal year 2008.

Non-GAAP net income for the fourth quarter of 2009 was $1.1 million, as compared to non-GAAP net loss of $1.6 million in the fourth quarter of 2008.  Non-GAAP net loss for fiscal year 2009 was $2.8 million, as compared to non-GAAP net loss of $9.5 million in fiscal year 2008.  For an explanation of Non-GAAP financial measures used in this release, and a reconciliation to comparable GAAP measures, please refer to Use of Non-GAAP Financial Information below.

Conference Call Information
Procera Networks will host a conference call at 4:30 p.m. eastern time today to discuss its financial results for the fourth quarter and fiscal year ended December 31, 2009.  Interested parties can access the live call by dialing 877-718-5101 or 719-325-4757 and entering passcode 9324040.  An archive of the conference call will be available on the Quarterly Results and Events section of the Procera Networks’ Investor Relations Web site at www.proceranetworks.com/investors, on or before March 12, 2010.

Procera Networks Inc. • 100 Cooper Court, Los Gatos, CA 95032
Tel: (408) 354-7200 • Fax: (408) 354-7211 • www.proceranetworks.com

Forward Looking Statements

Safe Harbor Statement: this press release contains forward-looking statements, including statements relating to Procera Networks' potential for revenue growth and sales to Tier 1 service providers. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements, including risks related to our ability to raise capital; the acceptance and adoption of our products; our ability to service and upgrade our products; lengthy sales cycles and lab and field trial delays by service providers; our dependence on a limited product line; our dependence on key employees; our ability to compete in our industry with companies that are significantly larger and have greater resources; our ability to protect our intellectual property rights in a global market; our ability to manufacture product quickly enough to meet potential demand; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Procera Networks’ business are set forth in our Forms 10-Qs filed in 2009 and our Form 10-K filed for the year ended December 31, 2008. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Use of Non-GAAP Financial Information

Procera’s management believes that these non-GAAP financial measures, when taken together with the corresponding consolidated GAAP measures and related segment information, provide incremental insight into the underlying factors and trends affecting both the Company’s performance and its cash generating potential. Management believes these non-GAAP measures increase the transparency of the Company’s current results and enable investors to more fully understand trends in its current and future performance.

Thus, in addition to the financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures that we believe are helpful in understanding our past financial performance and future results. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, "GAAP to Non-GAAP Reconciliations." Management regularly uses these supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods. Our non-GAAP financial measures include adjustments based on the following items, as well as the related income tax benefits, if any:

Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP net income. Amortization of intangible assets is a non-cash expense, and it is not part of our core operations that requires cash. Investors should note that our intangible assets were essential for generating revenues during the periods presented and will contribute to future period revenues as well.

Stock-based compensation expenses: We have excluded the effect of stock-based compensation from our non-GAAP gross profit, operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees and consultants, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

Non-cash interest expense: We have excluded the effect of a non-cash charge to interest expense for the amortization of debt discounts related to convertible promissory notes that were issued and converted within the second quarter of 2009.

These non-GAAP financial measures are not consistent with GAAP because they do not fully reflect non-cash expenses. The above-mentioned non-GAAP measures are generated by adjusting the related GAAP measures solely to reverse the effect of the above mentioned non-cash expenses. The Company uses these financial measures to provide additional insight into current operating and business trends not readily apparent from the GAAP results.

Procera Networks Inc. • 100 Cooper Court, Los Gatos, CA 95032
Tel: (408) 354-7200 • Fax: (408) 354-7211 • www.proceranetworks.com

Management believes users of Procera’s financial statements will benefit from greater transparency in referring to these non-GAAP financial measures when assessing the Company’s operating results, as well as when forecasting and analyzing future periods. However, management recognizes that:

▪	these non-GAAP financial measures are limited in their usefulness and should be considered only as a supplement to the Company’s GAAP financial measures;

▪	these non-GAAP financial measures should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP

▪	these non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the Company’s GAAP financial measures;

▪	these non-GAAP financial measures should not be considered to be superior to the Company’s GAAP financial measures;

▪
these non-GAAP financial measures were not prepared in accordance with GAAP and investors should not assume that the non-GAAP financial measures presented in this earnings release were prepared under a comprehensive set of rules or principles; and

▪	management intends to continue to track and present these non-GAAP financial measures for future periods.

Further, these non-GAAP financial measures may be unique to Procera, as they may be different from non-GAAP financial measures used by other companies. As such, this presentation of non-GAAP financial measures may not enhance the comparability of the Company’s results to the results of other companies.

A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure or measures appears at the end of this press release.

About Procera Networks Inc.
Procera Networks Inc. delivers Evolved DPI solutions that give service providers awareness, control and protection of their applications and networks. Its core product suite, the PacketLogic line of platforms, leverages the company’s advanced identification engine, DRDL™ (Datastream Recognition Definition Language), to provide accurate identification of network traffic in real-time. PacketLogic is deployed at more than 600 broadband service providers, telcos, governments and higher education campuses worldwide. Founded in 2002, Procera (NYSE Amex: PKT) is based in Silicon Valley and has offices around the globe. More information is available at www.proceranetworks.com.

Press Contact
Diana Loredo, Procera Networks, 1-408-890-7039, diana.loredo@proceranetworks.com

Investor Relations Contact
Cynthia Hiponia, The Blueshirt Group, 1-415-217-4966, ir@proceranetworks.com

# # #

Procera Networks Inc. • 100 Cooper Court, Los Gatos, CA 95032
Tel: (408) 354-7200 • Fax: (408) 354-7211 • www.proceranetworks.com

Procera Networks, Inc.
Condensed Consolidated Statements of Operations
Unaudited

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
Sales
Product sales	$8,500,330	$4,122,813	$17,009,423	$9,871,185
Support sales	863,977	380,895	3,119,421	1,652,769
Total sales	9,364,307	4,503,708	20,128,844	11,523,954
Cost of sales
Product cost of sales	4,521,168	2,573,432	11,430,349	6,782,877
Support cost of sales	184,314	103,169	514,503	526,966
Total cost of sales	4,705,482	2,676,601	11,944,852	7,309,843

Gross profit	4,658,825	1,827,107	8,183,992	4,214,111
	49.8%	40.6%	40.7%	36.6%
Operating expenses:
Research and development	704,664	840,626	2,607,851	3,338,360
Sales and marketing	1,859,461	2,428,010	6,820,543	8,863,511
General and administrative	1,185,196	1,603,163	4,992,538	6,996,151
Total operating expenses	3,749,321	4,871,799	14,420,932	19,198,022

Income (loss) from operations	909,504	(3,044,692)	(6,236,940)	(14,983,911)

Interest and other income (expense), net	(32,088)	35,656	(1,838,790)	39,537

Income (loss) before income taxes	877,416	(3,009,036)	(8,075,730)	(14,944,374)
Income tax benefit	-	259,974	691,450	1,042,269
Net income (loss)	$877,416	$(2,749,062)	$(7,384,280)	$(13,902,105)

Net income (loss) per share - basic	$0.01	$(0.03)	$(0.08)	$(0.18)
Net income (loss) per share - diluted	$0.01	$(0.03)	$(0.08)	$(0.18)

Shares used in computing net income (loss) per share-basic	94,082,724	84,292,223	89,886,338	79,144,479
Shares used in computing net income (loss) per share-diluted	94,367,346	84,292,223	89,886,338	79,144,479

Procera Networks, Inc.
Condensed Consolidated Balance Sheets

	December 31,	December 31
	2009	2008
ASSETS
Current Assets:
Cash and cash equivalents	$3,191,896	$1,721,225
Accounts receivable, net of allowance	8,908,620	5,454,745
Inventories, net	1,877,264	3,445,802
Prepaid expenses and other	692,007	824,340
Total current assets	14,669,787	11,446,112

Property and equipment, net	589,717	2,573,045
Purchased intangible assets, net	-	964,405
Goodwill	960,209	960,209
Other non-current assets	103,307	47,294
Total assets	$16,323,020	$15,991,065

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of credit	$1,917,088	$-
Accounts payable	1,003,225	2,457,430
Deferred revenue	2,103,060	1,313,092
Accrued liabilities	2,255,039	1,841,442
Notes payable	500,000	550,000
Capital leases payable	-	11,543
Total current liabilities	7,778,412	6,173,507

Non-current liabilities
Deferred rent	29,371	24,234
Deferred tax liability	-	695,239
Capital leases payable	-	39,584
Total liabilities	7,807,783	6,932,564

Commitments and contingencies	-	-

Stockholders' equity:
Common stock	94,083	84,498
Additional paid-in capital	67,814,203	61,142,430
Accumulated other comprehensive loss	(268,449)	(428,107)
Accumulated deficit	(59,124,600)	(51,740,320)
Total stockholders' equity	8,515,237	9,058,501

Total liabilities and stockholders' equity	$16,323,020	$15,991,065

Procera Networks, Inc.
GAAP to Non-GAAP Reconciliation; and Supplemental Financial Information
Unaudited

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2009	2009	2008	2009	2008

Sales - U.S. GAAP as reported	9,364,307	4,583,484	4,503,708	20,128,844	11,523,954

Reconciliation of Gross Profit:
U.S. GAAP as reported	4,658,825	1,487,932	1,827,107	8,183,992	4,214,111
As a percentage of sales	50%	32%	41%	41%	37%
Adjustment:
Amortization on intangibles (1)	-	254,333	381,500	1,017,333	1,526,000
Stock-based compensation (2)	20,362	15,943	18,193	70,759	51,069
As Adjusted	4,679,187	1,758,208	2,226,800	9,272,084	5,791,180
As a percentage of sales	50%	38%	49%	46%	50%

Reconciliation of Operating Expense:
U.S. GAAP as reported	3,749,321	3,294,331	4,871,799	14,420,932	19,198,022
Adjustment:
Amortization on intangibles (1)	-	371,074	545,083	1,461,240	2,180,333
Stock-based compensation (2)	250,643	259,901	447,317	1,086,198	1,643,834
As Adjusted	3,498,678	2,663,356	3,879,399	11,873,494	15,373,856

Reconciliation of Net Loss:
U.S. GAAP as reported	877,416	(1,595,047)	(2,749,062)	(7,384,280)	(13,902,105)
Adjustment:
Amortization on intangibles (1)	-	625,407	926,583	2,478,573	3,706,333
Stock-based compensation (2)	271,005	275,844	465,510	1,156,957	1,694,903
Interest related to beneficial conversion feature (3)	-	-	-	1,644,756	-
Income tax adjustment (4)	-	(176,687)	(259,904)	(696,495)	(1,039,616)
As Adjusted	1,148,421	(870,483)	(1,616,872)	(2,800,489)	(9,540,486)

(1) The intangible assets recorded at fair value as a result of our acquisitions are amortized over the estimated useful life of the respective asset.
(2) Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Statements of Financial Accounting Standards No. 123 (R).
(3) Interest expense related to beneficial conversion feature of convertible promissory notes.
(4) Income tax benefit from the amortization of intangible assets.